EXHIBIT 99.1

Internap Reports Second Quarter 2012 Financial Results

●	Strong Revenue and Adjusted EBITDA1 growth as data center services continues to deliver

o	Revenue of $68.7 million up 14 percent versus the second quarter of 2011;

o	Adjusted EBITDA1 of $12.2 million up 19 percent versus the second quarter of 2011;

●	Highest segment profit2 in the history of the company:

o	Segment profit of $36.0 million; segment margin2 of 52.5 percent, up 310 basis points year-over-year;

●	On-track for third quarter of 2012 opening of company-controlled data centers in Los Angeles and Atlanta;

●	Kevin Dotts named as Chief Financial Officer.

ATLANTA, GA – (July 26, 2012) Internap Network Services Corporation (NASDAQ: INAP), a provider of intelligent IT Infrastructure services, today announced financial results for the second quarter of 2012.

“We were pleased to deliver our fifth consecutive quarter of revenue growth and see this as a positive indication of successful execution of our strategic plan.  Further, the growth from the data center services segment, particularly bolstered by growth from the hosting service lines, is further evidence of the benefits from the Voxel acquisition,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As we continue into the second half of 2012, the Internap team continues to diligently pursue opportunities to accelerate the profitable growth of the business and is keen to lay the foundation for a successful 2013.”

Additionally, Internap has appointed Kevin Dotts as Chief Financial Officer effective August 30, 2012.  Dotts will report directly to Eric Cooney and will oversee Internap’s financial operations, information technology, investor relations and facilities organizations. John Maggard, the interim Chief Financial Officer, will continue in his prior role as Vice President and Controller.  Dotts joins Internap with 25 years of financial leadership experience spanning a range of industries including telecommunications and internet services, energy, and broadcast and cable media. He has served as Chief Financial Officer at EarthLink and Culligan International Company and spent 15 years in progressively senior positions at General Electric after successfully completing GE’s financial management program.  “We are very pleased to announce the appointment of Kevin Dotts as our Chief Financial Officer,” said Cooney. “Kevin’s experience as a seasoned, public-company Chief Financial Officer, combined with his intimate familiarity with the IT services business, positions him well to hit the ground running as a key member of Internap’s executive leadership team.”

Second Quarter 2012 Financial Summary

				YoY	QoQ
	2Q 2012	2Q 2011	1Q 2012	Growth	Growth
Revenues:
Data center services	$41,493	$32,481	$39,938	28%	4%
IP services	27,194	27,929	27,090	-3%	0%
Total Revenues	$68,687	$60,410	$67,028	14%	2%

Operating Expenses	$68,596	$62,081	$65,320	10%	5%

GAAP Net Income (Loss)	$(1,997)	$(2,612)	$107	n/m	n/m

Normalized Net Income (Loss)2	$263	$(319)	$1,554	n/m	n/m

Segment Profit	$36,046	$29,841	$35,874	21%	0%
Segment Profit Margin	52.5%	49.4%	53.5%	310 BPS	-100 BPS

Adjusted EBITDA	$12,190	$10,276	$12,233	19%	0%
Adjusted EBITDA Margin	17.7%	17.0%	18.3%	70 BPS	-60 BPS

Revenue

●
Revenue totaled $68.7 million compared with $60.4 million in the second quarter of 2011 and $67.0 million in the first quarter of 2012. Revenue from data center services increased year-over-year and sequentially.  IP services revenue decreased compared with the second quarter of 2011 and slightly increased sequentially.

●
Data center services revenue improved 28 percent year-over-year and 4 percent sequentially to $41.5 million. The majority of this year-over-year revenue increase was attributable to organic growth in the data center services segment, but was also positively impacted by the fourth quarter 2011 acquisition of Voxel.  The sequential increase was supported by higher revenue per net sellable square foot and increased occupancy.

●
IP services revenue decreased 3 percent year-over-year and increased 0 percent sequentially to $27.2 million.  The year-over-year decrease was driven by per unit price declines in IP.  The sequential increase was driven by non-recurring IP equipment sales.

Net (Loss) Income

●
GAAP net loss was $(2.0) million, or $(0.04) per share, compared with GAAP net loss of $(2.6) million, or $(0.05) per share, in the second quarter of 2011 and GAAP net income of $0.1 million, or $0.00 per share, in the first quarter of 2012.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $0.3 million, or $0.01 per share.  Normalized net loss was $(0.3) million, or $(0.01) per share, in the second quarter of 2011. Normalized net income was $1.6 million or $0.03 per share, in the first quarter of 2012.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $36.0 million in the second quarter, an increase of 21 percent year-over-year and 0 percent sequentially.  Segment margin was 52.5 percent, increasing 310 basis points compared with the second quarter of 2011. Segment margin decreased 100 basis points compared with the first quarter of 2012.

●
Segment profit in data center services was $18.8 million, or 45.4 percent of data center services revenue. IP services segment profit was $17.2 million, or 63.3 percent of IP services revenue. An increasing proportion of higher-margin services, specifically colocation sold in company controlled data centers and hosting services, benefited data center services segment profit compared with the second quarter of 2011. Higher seasonal power costs drove a decrease in data center segment profit compared with the first quarter of 2012.  Data center services segment margin increased 620 basis points year-over-year and decreased 210 basis points sequentially to 45.4 percent.  IP services segment profit increased 1 percent compared with the second quarter of 2011.  Sequentially, IP segment profit increased 2 percent.   Lower network costs primarily contributed to the year-over-year and sequential increases in segment margins.  IP services segment margin increased 210 basis points year-over-year and increased 90 basis points sequentially to 63.3 percent.

●
Adjusted EBITDA totaled $12.2 million in the second quarter, a 19 percent increase compared with the second quarter of 2011 and flat relative to Adjusted EBITDA in the first quarter of 2012.  Adjusted EBITDA margin was 17.7 percent in the second quarter of 2012, up 70 basis points year-over-year and a decrease of 60 basis points sequentially.  Higher operating costs in the second quarter were more than offset by improved segment profit relative to the second quarter of 2011.  Sequentially, an increase in cash operating expenses related to our brand awareness program and Voxel integration fees outweighed the quarter-over-quarter increase in segment profit.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $27.6 million at June 30, 2012. Total debt was $119.3 million, net of discount, at the end of the quarter, including $47.6 million in capital lease obligations.

●	Cash generated from operations for the three months ended June 30, 2012 was $6.6 million. Capital expenditures over the same period were $22.7 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,700 customers under contract at the end of the second quarter 2012.

●
Internap’s Santa Clara data center won Silicon Valley Power’s 2012 Energy Innovator Award, which recognizes one organization annually that exhibits superior efforts in supporting energy efficiency and renewable energy. Implementation of a wide range of conservation strategies at this facility resulted in a 49 percent reduction in overall energy use as compared to similar building types and a perfect score of 100 from the Environmental Protection Agency’s Energy Performance Rating System.

●
The Technology Services Industry Association (TSIA) recognized Internap as a Certified Support Excellence Center (CSSEC). Internap achieved certification in the Support Staff Excellence (SSE) program, offered by TSIA and delivered by Impact Learning Systems (ILS), which is a powerful staff development program that enables the delivery of a superior customer service experience through the development of the most critical service delivery resource a company has: its people.

1
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

2
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:

Internap’s second quarter 2012 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, July 26, 2012 at 8 p.m. EDT through Wednesday, August 1, 2012 at 855-859-2056 using the replay code 99611729. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that combine unmatched performance and platform flexibility to enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our unique trio of route-optimized enterprise IP, TCP acceleration and a global content delivery network improves website performance and delivers superior end-user experiences. Our scalable colocation, hosting, private cloud, public cloud and hybrid offerings provide enterprises the flexibility to adapt to changing business needs and future-proof their IT Infrastructure. Since 1996, thousands of companies have entrusted Internap with the protection and delivery of their online applications. Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our strategy to drive long-term profitable growth, our expectations regarding the expansion of our hosting capabilities and our efforts to integrate Voxel into our business. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to successfully integrate Voxel into our business; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2012	2011
Revenues:
Data center services	$41,493	$32,481
Internet protocol (IP) services	27,194	27,929
Total revenues	68,687	60,410

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	22,649	19,733
IP services	9,992	10,836
Direct costs of customer support	6,481	5,374
Direct costs of amortization of acquired technologies	1,179	875
Sales and marketing	8,314	7,731
General and administrative	10,676	7,449
Depreciation and amortization	8,664	8,768
(Gain) loss on disposal of property and equipment, net	(4)	11
Restructuring and impairments	645	1,304

Total operating costs and expenses	68,596	62,081

Income (loss) from operations	91	(1,671)

Non-operating expense:
Interest expense	1,754	875
Other, net	254	48
Total non-operating expense	2,008	923

Loss before income taxes and equity in (earnings) of
equity method investment	(1,917)	(2,594)
Provision for income taxes	179	106
Equity in (earnings) of equity-method investment, net of taxes	(99)	(88)

Net loss	(1,997)	(2,612)

Other comprehensive (loss) income:
Foreign currency translation adjustment, net of income taxes	(114)	20

Comprehensive loss	$(2,111)	$(2,592)

Basic and diluted net loss per share	$(0.04)	$(0.05)

Weighted average shares outstanding used in computing
basic and diluted net loss per share	50,453	50,174

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$27,624	$29,772
Accounts receivable, net of allowance for doubtful accounts of $1,947 and $1,668, respectively	21,848	18,539
Prepaid expenses and other assets	12,299	13,270
Total current assets	61,771	61,581

Property and equipment, net	229,096	198,369
Investment in joint venture	3,060	2,936
Intangible assets, net	24,115	26,886
Goodwill	59,605	59,471
Deposits and other assets	5,233	5,371
Deferred tax asset, net	1,957	2,096
Total assets	$384,837	$356,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,359	$21,746
Accrued liabilities	9,915	9,152
Deferred revenues	2,531	2,475
Revolving credit facility	-	100
Capital lease obligations	3,712	2,154
Term loan, less discount of $203 and $206, respectively	2,797	2,794
Accrued contingent consideration	4,889	-
Restructuring liability	2,520	2,709
Other current liabilities	163	151
Total current liabilities	54,886	41,281

Deferred revenues	2,457	2,323
Capital lease obligations	43,932	38,923
Revolving credit facility	14,856	-
Term loan, less discount of $267 and $367, respectively	53,983	55,383
Accrued contingent consideration	-	4,626
Restructuring liability	4,092	4,884
Deferred rent	15,708	16,100
Other long-term liabilities	970	1,020
Total liabilities	190,884	164,540

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,207 and 52,528 shares
outstanding, respectively	53	53
Additional paid-in capital	1,239,653	1,235,554
Treasury stock, at cost; 240 and 231 shares, respectively	(1,663)	(1,266)
Accumulated deficit	(1,043,762)	(1,041,872)
Accumulated items of other comprehensive loss	(328)	(299)
Total stockholders’ equity	193,953	192,170
Total liabilities and stockholders’ equity	$384,837	$356,710

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(1,890)	$(4,112)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,938	18,572
(Gain) loss on disposal of property and equipment, net	(20)	84
Impairment of capitalized software	258	-
Stock-based compensation expense, net of capitalized amount	3,019	1,900
Non-cash change in accrued contingent consideration	263	-
Equity in (earnings) from equity-method investment	(160)	(235)
Provision for doubtful accounts	626	480
Non-cash changes in deferred rent	(391)	(215)
Non-cash changes in capital lease obligations	547	229
Other, net	214	238
Changes in operating assets and liabilities:
Accounts receivable	(3,935)	(1,301)
Prepaid expenses, deposits and other assets	812	(1,333)
Accounts payable	6,613	(7,129)
Accrued and other liabilities	989	(2,105)
Deferred revenues	189	(551)
Accrued restructuring liability	(980)	172
Net cash flows provided by operating activities	25,092	4,694

Cash Flows from Investing Activities:
Purchases of property and equipment	(39,493)	(23,177)
Net cash flows used in investing activities	(39,493)	(23,177)

Cash Flows from Financing Activities:
Principal payments on term loan	(1,500)	(500)
Proceeds from revolving credit facility	14,756	-
Payments on capital lease obligations	(1,386)	(622)
Proceeds from exercise of stock options	1,353	833
Tax withholdings related to net share settlements of restricted stock awards	(902)	(671)
Other, net	(58)	(66)
Net cash flows provided by (used in) financing activities	12,263	(1,026)
Effect of exchange rates on cash and cash equivalents	(10)	25
Net decrease in cash and cash equivalents	(2,148)	(19,484)
Cash and cash equivalents at beginning of period	29,772	59,582
Cash and cash equivalents at end of period	$27,624	$40,098

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended

	June 30, 2012	March 31, 2012	June 30, 2011
Income (loss) from operations (GAAP)	$91	$1,708	$(1,671)
Stock-based compensation	1,615	1,404	989
Depreciation and amortization, including amortization of acquired technologies	9,843	9,094	9,643
(Gain) loss on disposal of property and equipment, net	(4)	(16)	11
Restructuring and impairments	645	43	1,304
Adjusted EBITDA (non-GAAP)	$12,190	$12,233	$10,276

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net (loss) income (GAAP)	$(1,997)	$107	$(2,612)
Restructuring and impairments	645	43	1,304
Stock-based compensation	1,615	1,404	989
Normalized net income (loss) (non-GAAP)	263	1,554	(319)

Normalized net income (loss) allocable to participating securities (non-GAAP)	(6)	(38)	-
Normalized net income (loss) available to common stockholders (non-GAAP)	$257	$1,516	$(319)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,453	50,336	50,174
Participating securities (GAAP)	1,128	1,255	1,086

Diluted (GAAP)	50,453	51,033	50,174
Add potentially dilutive securities	709	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	(251)	(323)	-
Normalized diluted shares (non-GAAP)	50,911	50,710	50,174

(Loss) income per share (GAAP):
Basic and diluted	$(0.04)	$0.00	$(0.05)

Normalized net income (loss) per share (non-GAAP):
Basic and diluted	$0.01	$0.03	$(0.01)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Revenues:
Data center services	$41,493	$39,938	$32,481
IP services	27,194	27,090	27,929
Total	68,687	67,028	60,410

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	22,649	20,970	19,733
IP services	9,992	10,184	10,836
Total	32,641	31,154	30,569

Segment Profit:
Data center services	18,844	18,968	12,748
IP services	17,202	16,906	17,093
Total	$36,046	$35,874	$29,841

Segment Margin:
Data center services	45.4%	47.5%	39.2%
IP services	63.3%	62.4%	61.2%
Total	52.5%	53.5%	49.4%